Exhibit 99.1

          iPayment Reports Fourth Quarter Financial Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 24, 2006--iPayment, Inc. (NASDAQ:IPMT) today announced financial results for the fourth quarter and twelve months ended December 31, 2005. Revenues grew 80.4% to $183,035,000 for the quarter from $101,441,000 for the fourth quarter of 2004. Net income was $10,657,000 for the fourth quarter of 2005, up 39.9% from $7,617,000 for the fourth quarter of 2004. Earnings per diluted share increased 38.1% to $0.58 for the fourth quarter of 2005 from $0.42 for the fourth quarter of 2004. Results for the fourth quarter of 2005 included other expense, net, of $512,000, principally related to the previously announced work of the Special Committee of the Board of Directors.
    The Company's revenue growth for the quarter reflected an increase in charge volume to $6.5 billion from $3.5 billion for the fourth quarter of 2004. At December 31, 2005, iPayment, Inc. and its wholly-owned subsidiaries had 404 employees. Consistent with the past two quarters, the Company will not provide financial guidance or hold a conference call to discuss its fourth quarter results.
    This press release contains forward-looking statements about iPayment, Inc. within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates," "estimates," "expects," "intends," "plans," "believes," and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing the Company's indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; the Company's reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by the Company's competitors; and risks related to the integration of companies and merchant portfolios the Company has acquired or may acquire. These and other risks are more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for 2005. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
    iPayment, Inc. is a provider of credit and debit card-based payment processing services to approximately 140,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.



                            iPayment, Inc.
                         Financial Highlights
                 (in thousands, except per share data)


Consolidated Income    Three months ended       Twelve months ended
 Statements                December 31,             December 31,
                   ---------------------------------------------------
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
                    (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Revenues              $183,035     $101,441     $702,712     $364,182

Interchange            104,118       49,609      407,736      176,562
Other costs of
 services               54,729       36,227      213,138      135,316
Selling, general
 and administrative      4,721        3,736       18,062       12,437
                   ------------ ------------ ------------ ------------
  Total operating
   expenses            163,568       89,572      638,936      324,315
                   ------------ ------------ ------------ ------------
Income from
 operations             19,467       11,869       63,776       39,867
Other expense
 (income)
  Interest expense       1,947          725        8,657        2,707
  Other expense
   (income)                512           55        1,423         (279)
                   ------------ ------------ ------------ ------------
Income before
 income taxes           17,008       11,089       53,696       37,439
Income tax
 provision               6,607        3,472       20,915       12,704
Minority interest          256            -          606            -
                   ------------ ------------ ------------ ------------
Net income            $ 10,657     $  7,617     $ 33,387     $ 24,735
                   ============ ============ ============ ============

Earnings per share
  Basic               $   0.61     $   0.46     $   1.96     $   1.50
  Diluted             $   0.58     $   0.42     $   1.84     $   1.39
Weighted average
 shares outstanding
  Basic                 17,569       16,628       17,049       16,545
  Diluted               18,289       18,231       18,259       18,137



Percentages of
 Revenues
Interchange               56.9%        48.9%        58.0%        48.5%
Other costs of
 services                 29.9%        35.7%        30.3%        37.2%
Selling, general
 and administrative        2.6%         3.7%         2.6%         3.4%
Income from
 operations               10.6%        11.7%         9.1%        10.9%


Effective tax rate        38.8%        31.3%        39.0%        33.9%




                            iPayment, Inc.
                      Consolidated Balance Sheets
                            (in thousands)


                                            December 31,  December 31,
Assets                                         2005          2004
                                           ------------- -------------
                                            (Unaudited)
Current assets:
Cash and cash equivalents                      $  1,023      $    888
Accounts receivable, net                         22,718        17,031
Prepaid expenses and other                        2,549         6,765
                                           ------------- -------------
Total current assets                             26,290        24,684

Restricted cash                                   3,090         3,248
Property and equipment, net                       2,907         2,749
Intangible assets, net                          192,343       219,331
Goodwill, net                                   105,178        79,360
Other assets                                     11,173         6,876
                                           ------------- -------------
Total assets                                   $340,981      $336,248
                                           ============= =============

Liabilities and stockholders' equity

Current liabilities:
Accounts payable                               $  6,394      $  2,418
Accrued liabilities and other                    24,575        11,377
                                           ------------- -------------
Total current liabilities                        30,969        13,795

Long-term debt                                  100,228       168,437
Minority interest in equity of subsidiary           431             -
                                           ------------- -------------
Total liabilities                               131,628       182,232
                                           ------------- -------------

Stockholders' equity:
Common stock                                    152,457       130,507
Retained earnings                                56,896        23,509
                                           ------------- -------------
Total stockholders' equity                      209,353       154,016
                                           ------------- -------------
Total liabilities and stockholders' equity     $340,981      $336,248
                                           ============= =============


                            iPayment, Inc.
                Consolidated Statements of Cash Flows
                            (in thousands)

                                                Twelve months ended
                                                    December 31,
                                             -------------------------
                                                 2005         2004
                                             ------------ ------------
 Cash flows from operating activities:        (Unaudited)  (Unaudited)
  Net income                                     $33,387      $24,735
  Adjustments to reconcile net income to net
   cash provided by
  operating activities:
  Depreciation and amortization                   40,657       20,143
  Noncash interest expense                           987          681
  Changes in assets and liabilities:
  Accounts receivable                             (5,687)      (3,923)
  Prepaid expenses and other current assets        4,260       (4,137)
  Other assets                                    (5,757)      (2,922)
  Accounts payable                                 3,961         (625)
  Accrued liabilities and other                    4,420        4,499
                                             ------------ ------------
  Net cash provided by operating activities       76,228       38,451
                                             ------------ ------------

Cash flows from investing activities:
  Changes in restricted cash                         209        7,893
  Expenditures for property and equipment         (1,133)        (897)
  Acquisitions of businesses, portfolios and
   other intangibles                             (24,148)    (148,572)
  Deferred payments for acquisition of
   businesses                                       (990)      (2,000)
                                             ------------ ------------
  Net cash used in investing activities          (26,062)    (143,576)
                                             ------------ ------------

Cash flows from financing activities:
  Net repayments on line of credit               (52,500)     107,500
  Repayments of debt and capital lease
   obligations                                      (721)      (4,526)
  Proceeds from issuance of common stock           3,190        2,306
                                             ------------ ------------
  Net cash provided by (used in) financing
   activities                                    (50,031)     105,280
                                             ------------ ------------

Net increase in cash                                 135          155
Cash and cash equivalents at beginning of
 period                                              888          733
                                             ------------ ------------

Cash and cash equivalents at end of period       $ 1,023      $   888
                                             ============ ============


    CONTACT: iPayment Inc., Nashville
             Clay Whitson, 615-665-1858, Ext. 115